SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                              ____________

                                FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



                             March 25, 1996
          __________________________________________________
          (Date of report - date of earliest event reported)



                               Corcap, Inc.
        ______________________________________________________
        (Exact name of registrant as specified in its charter)


Nevada                         1-09964               06-1237135
__________________       _____________________    ________________
(State or other          (Commission File No.)    (I.R.S. Employer
jurisdiction of                                    Identification No.)
incorporation or
organization)

                  120 Union Street, Willimantic, Connecticut 06226
                      (Address of Principal Executive Offices)

                  860-456-0200
                      (Registrant's telephone number, including area code)


                  90 State House Square, Hartford, Connecticut 06103-3720
                      (Former Address if Changed Since Last Report)


ITEM 2.     ACQUISITION OF DISPOSITION OF ASSETS

     On March 25, 1996, Corcap, Inc. ("Corcap") entered into a Settlement Agreement, dated as of March 25, 1996 (the "Settlement Agreement"), with Lydall, Inc. ("Lydall") pursuant to which Corcap transferred 120,000 shares (the "Transferred Shares") of CompuDyne Corporation ("CompuDyne") common stock, par value $.75 per share ("CompuDyne Common Stock"), to Lydall in settlement of certain claims.

     Pursuant to a Post-Distribution Agreement, dated as of July 1, 1988, which Corcap and Lydall had entered into as part of the spin-off of Corcap's predecessor, Acadia Polymers, from Lydall in 1988, certain obligations and liabilities between Lydall and Corcap were allocated. Lydall and Corcap had been in dispute over certain of their obligations and liabilities under the Post-Distribution Agreement. Lydall claimed that Corcap owed it $881,365 under the Post-Distribution Agreement as a result of settlements Lydall had reached with the Internal Revenue Service for each of the tax years from 1983 through 1989. Separately, Lydall acknowledged owing Corcap $60,279 under the Post-Distribution Agreement as a result of certain retrospective insurance adjustments made through 1995.

     Under the Settlement Agreement, each of Lydall and Corcap released all obligations arising out of such claims by the transfer from Corcap to Lydall of 120,000 shares of CompuDyne Common Stock. In addition, Corcap agreed to indemnify Lydall for all liabilities Lydall may incur in connection with its former ownership of property in Dayville, Connecticut which Corcap sold in August 1995 and which had previously been used in connection with Acadia's operations. The Post-Distribution Agreement had obligated Corcap to indemnify Lydall for certain environmental claims. In all other respects, the Post-Distribution Agreement continues in effect.

     As part of the Settlement Agreement, Lydall required as a condition to signing, that CompuDyne enter into a registration rights agreement with Lydall obligating CompuDyne to register the Transferred Shares upon demand of Lydall two years following the date of the Agreement or in a "piggyback registration" at any time upon the proposed registration by CompuDyne of its stock. In order to induce CompuDyne to enter into such agreement, Corcap agreed to issue an option (the "Option") to CompuDyne to purchase 16,666 shares of CompuDyne Common Stock at an exercise price of $.01 per share exercisable immediately for a period of five years under a Stock Option Agreement, dated as of March 25, 1996, between Corcap and CompuDyne (the "Option Agreement"). Until recently, Corcap had included the accounts of CompuDyne in Corcap's consolidated financial statements in light of the significant ownership interest Corcap had in CompuDyne stock and interlocking directors and officers. Due to the declining ownership interest Corcap has in CompuDyne Common Stock and a diminished overlapping of directors and officers, the financial statements of Corcap and CompuDyne are no longer consolidated. Currently, three of the four Corcap directors also serve on the CompuDyne Board of Directors.

     Prior to Corcap entering into the Settlement Agreement and Option Agreement, Corcap owned 428,881 shares of CompuDyne Common Stock, or 23.7% of the issued and outstanding shares. As a result of the transfer of 120,000 shares of CompuDyne Common Stock to Lydall, Corcap owns 308,881 shares of CompuDyne Common Stock, or 17.1% of the issued and outstanding shares, and upon exercise of the Option, Corcap will own 292,215 shares of CompuDyne Common Stock, or 16.3% of the issued and outstanding shares.

     On March 25, 1996, the high and low bids per share for CompuDyne Common Stock as quoted on the OTC bulletin Board were $1.375 and $1.375.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

          (c)     Exhibits

                  (2)(a) Settlement Agreement, dated as of March 25, 1996, between Corcap and Lydall.

                  (2)(b) Stock Option Agreement, dated as of March 25, 1996, between Corcap and CompuDyne.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 1996

                                        CORCAP, INC.



                                        By  /s/ Diane Burns
                                          _____________________________
                                            Diane Burns
                                            President